QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Notice of Guaranteed Delivery

        McDONALD'S CORPORATION
Offer to Exchange Up to
16,539,967 Shares of Class B Common Stock of
CHIPOTLE MEXICAN GRILL, INC.
which are owned by McDonald's Corporation for
Outstanding Shares of Common Stock of
McDONALD'S CORPORATION
(Not To Be Used For Signature Guarantees)

        This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept this exchange offer, as set forth in the Prospectus—Offer to Exchange dated September 8, 2006 (the "Prospectus—Offer to Exchange") and the related letter of transmittal (the "Letter of Transmittal") in the following circumstances:

          (1)   if certificates representing shares of common stock, par value $0.01 per share (the "McDonald's common stock"), of McDonald's Corporation ("McDonald's"), a Delaware corporation, are not immediately available;

          (2)   if shares of McDonald's common stock or other required documents cannot be delivered to the exchange agent, Computershare Trust Company, N.A., on or before the expiration date of the exchange offer; or

          (3)   if the procedures for book-entry transfer cannot be completed on a timely basis.

        This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus—Offer to Exchange. Additional information can be found in the section entitled "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures" in the Prospectus—Offer to Exchange. Only registered shareholders (including any participant in DTC whose name appears on a security position listing as the owner of shares of McDonald's common stock) may submit this Notice of Guaranteed Delivery.

Exchange Agent:
COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208 Re: McDonald's Exchange Offer	(781) 380-3388 For Confirmation Only Telephone: (781) 843-1833 extension 200	Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184 Re: McDonald's Exchange Offer

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear on the Letter of Transmittal in the applicable space provided in the signature box.

        BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF McDONALD'S COMMON STOCK LISTED ON THIS NOTICE, (II) A LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT'S MESSAGE (AS DEFINED IN THE PROSPECTUS—OFFER TO EXCHANGE) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

        The undersigned hereby tenders to McDonald's the number of shares of McDonald's common stock set forth below, on the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and the related Letter of Transmittal, as amended or supplemented, which together constitute the offer by McDonald's to exchange up to an aggregate of 16,539,967 shares of class B common stock, par value $0.01 per share (the "Chipotle class B common stock"), of Chipotle Mexican Grill, Inc. ("Chipotle"), a Delaware corporation, for shares of McDonald's common stock, pursuant to the guaranteed delivery procedures set forth in the Prospectus—Offer to Exchange in the section entitled "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures."

Number of shares of McDonald's common stock to be tendered and share certificate number(s)
(if available):	(attach additional sheet if necessary)
Check box if shares of McDonald's common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐
Account Number:	(if known)
Registered Holding Signature(s)
Please type of print your name(s) here
Please type or print address

Area code and telephone number
Tax Identification or Social Security Number(s)
Dated:

ODD-LOTS

        This section is to be completed ONLY if shares of McDonald's common stock are being tendered by or on behalf of a person owning beneficially and of record less than 100 shares of McDonald's common stock who wishes to tender all such shares. Check one:

  ☐
  By checking this box, I represent that I own beneficially and of record less than 100 shares of McDonald's common stock and am tendering all my shares of McDonald's common stock.

  ☐
  By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, shares of McDonald's common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 shares of McDonald's common stock and are tendering all such shares.

GUARANTEED DELIVERY
(Not to be used for signature guarantees)

        The undersigned, a participant in the Securities Transfer Agent Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (each of the foregoing, an "Eligible Institution") (i) represents and guarantees that the above-named person(s) own(s) the shares of McDonald's common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of McDonald's common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent within three New York Stock Exchange trading days after the date hereof (a) share certificates representing all shares of McDonald's common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company ("DTC"), a confirmation of book-entry transfer with respect to such shares of McDonald's common stock into the exchange agent's account at DTC), (b) a Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through DTC, an agent's message (as defined in the Prospectus—Offer to Exchange), and (c) any other required documents.

        The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of McDonald's common stock, or confirmation of book-entry transfer and an agent's message, and any required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Place Medallion guarantee in space below.

Name of Firm:
Address:

Telephone No.(s): ( )
Authorized Signature:
Name:	Please Type or Print
Title:
Dated:

        DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

QuickLinks

  Exhibit 99.2